Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

Titanium Asset Management Corp.

at

$1.08 Net Per Share

Pursuant to the Offer to Purchase dated September 12, 2013

by

TAMCO Acquisition, LLC,

a direct wholly-owned subsidiary of

TAMCO Holdings, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 9, 2013 UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of Titanium Asset Management Corp. are not immediately available or (ii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail; facsimile transmission, registered, certified or express mail; or overnight courier to the Depositary. See the information in the Offer to Purchase (as defined below) under the caption Section 3—“Procedures for Accepting the Offer and Tendering Shares.”

If delivering by mail: Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004 Attention: Corporate Actions Department Tel: (917) 262-2378

If delivering by registered, certified or express mail or
by overnight courier:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attention: Corporate Actions Department

Tel: (917) 262-2378

By Facsimile:

(For Eligible Institutions Only)

(212) 616-7610

Confirm Facsimile Transmissions

(917) 262-2378

(For Confirmation Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to TAMCO Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of TAMCO Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 12, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption Section 3—“Procedures for Accepting the Offer and Tendering Shares.”

Number of Shares and Certificate No(s)	Name(s) of Record Holder(s):
(if available)

(Please type or print)

Address:

Name of Tendering Institution:
(Zip Code)
Dated: _________________, 2013
Area Code and Tel. No
(Daytime telephone number)

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in the Offer to Purchase under the caption Section 3—“Procedures for Accepting the Offer and Tendering Shares”), hereby represents and guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (iii) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal, all within three (3) trading days of the London Stock Exchange after the date hereof.

Name of Firm:
(Authorized Signature)

Address:		Name:
(Please type or print)

	(Zip Code)	Title:

Area Code and Tel. No.:		Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE, CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.